Exhibit 99.1

1 Investor Presentation │February 2020 Investor Presentation February 2020

2 Investor Presentation │February 2020 Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of February 11, 2020. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 11-20 of our 2018 Form 10-K filed on March 4, 2019 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Investor Presentation │February 2020 Matson: At-a-Glance OCEAN TRANSPORTATION • A leading U.S. carrier in the Pacific • Lifeline to economies of Hawaii, Alaska, Guam and other Pacific islands • Niche, premium, expedited service from China to Southern California • 35% ownership in SSAT that operates 8 West Coast terminals • LTM 3Q19 segment revenue of $1,669 million LOGISTICS • Top 10 integrated, asset-light logistics services • Freight forwarding, rail intermodal, highway brokerage, warehousing, and supply chain management services • Leverages Matson and Span Alaska brands • Scalable model with high ROIC • LTM 3Q19 segment revenue of $559 million See Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics (1) Net Income in 2017 includes the benefit of a one-time, non-cash adjustment of $154.0 million related to the enactment of the Tax Cuts and Jobs Act. $0 $50 $100 $150 $200 $250 $300 $350 2012 2013 2014 2015 2016 2017 2018 LTM $ in millions Operating Income Net Income EBITDA (1) Operating Income, Net Income and EBITDA Financial Return Metrics 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2012 2013 2014 2015 2016 2017 2018 LTM Return on Equity (ROE) Return on Invested Capital (ROIC) (1) (1) (09/30/19) (09/30/19)

4 Investor Presentation │February 2020 Matson Today: Connecting the Pacific

5 Investor Presentation │February 2020 Investment Highlights Unique Network Connecting the Pacific • Providing critical supply lifelines to economies throughout the Pacific • Strong market positions in attractive niche markets with multi-decade customer relationships • Dual head-haul economics on China service World-Class Operator and Premium Service Provider • Fastest transit and cargo availability creates competitive advantage and premium rates for China service • Fastest transit time to Guam from U.S. West Coast with superior on-time performance • Well-maintained fleet with industry-leading on-time performance • Dedicated terminals with best-in-class truck turns and unmatched cargo availability • Hawaii Neighbor Island barge fleet and Micronesia feeder vessels create hub-and-spoke efficiency Increasingly Diversified Cash Flows • Increasingly diversified cash flows from: - Distinct ocean tradelane service routes, -A niche provider of logistics services complementing the tradelane services, and - An equity investment in SSAT, a leading U.S. West Coast terminal operator Stable, Growing and Defensible Cash Flow Generation • Financial strength to invest to grow the core businesses, pursue strategic opportunities and return capital to shareholders • Nearly completed approximately $1 billion investment in Hawaii fleet renewal and supporting infrastructure • Approximately $700 million in investments for Alaska entry over last 4 years Commitment to Returning Cash to Shareholders • Over $275 million returned to shareholders through share repurchases and dividends since becoming public in 2012 • Compelling dividend yield with dividend growth history Strong Balance Sheet • Investment grade credit metrics • Balance sheet strength leads to low cost of capital

6 Investor Presentation │February 2020 Hawaii Service • 5 U.S. West Coast departures and 3 arrivals in Honolulu per week • Dedicated neighbor island barge service Overview of Service Matson’s Focus • Maintain best-in-class on-time arrival and cargo availability • Dedicated terminals and fully- integrated cargo delivery to major neighbor islands Market Overview • Competitors: – Pasha – Barges – Air freight • Hawaii GDP continues to grow, but at a slowing pace Current 9-ship deployment

7 Investor Presentation │February 2020 China-to-Long Beach (CLX) Service • Weekly service from Ningbo/Shanghai to Long Beach – Feeder services from other Asian port origins • A premium service providing an alternative to deferred air freight and other ocean carriers • Dedicated terminal space in Long Beach with off-dock container yard • Door-to-door services in coordination with Matson Logistics Overview of Service Matson’s Focus • Continue to differentiate service with reliability as a premium service provider • Attract new customers away from air freight Market Overview • Competitors: – Other transpacific carriers – Air freight carriers #1 Transpacific Service Since 2006 • Expedited, 10-day service from Shanghai • Exclusive terminal – unrivaled speed • Next day cargo availability at off-dock facility

8 Investor Presentation │February 2020 Alaska Service • Twice weekly service to Anchorage and Kodiak • Weekly service into Dutch Harbor • Matson is the only U.S. containership operator serving Kodiak and Dutch Harbor Overview of Service Matson’s Focus Current 3-Ship Deployment • Maintain excellence in on-time cargo availability • Benefit from additional NB volume opportunities as economy improves • Expand premium SB service differentiation Market Overview • Competitors: TOTE, barges, air freight and OTR trucking • Air freight rates are very high relative to the cost of goods being shipped • NB volume growth tied to Alaska’s economy • SB volume tied to seasonality of seafood harvests

9 Investor Presentation │February 2020 Guam Service • Weekly service to Guam as part of CLX service • 3-to-5 day ocean transit advantage from U.S. West Coast Overview of Service Matson’s Focus • Maintain superior service and on-time performance • Fight for every piece of freight Market Overview • Competitors: – APL (U.S. flagged service) • Trans-ships in Yokohama to Guam via a 2- ship feeder service – International carriers with Asia direct services – Air freight • Steady GDP growth environment

10 Investor Presentation │February 2020 SSAT Joint Venture • Matson owns a 35% interest in SSA Terminals, LLC (SSAT), the leading U.S. West Coast terminal operator – SSAT provides terminal and stevedoring services to carriers at 8 terminal facilities Overview Updates and Opportunities • OICT crane modernization – New and upgraded cranes to be able to service larger vessels • Seattle joint venture SSAT is the best operator on the U.S. West Coast. -$10 $0 $10 $20 $30 $40 2012 2013 2014 2015 2016 2017 2018 LTM $ in millions SSAT JV Equity Income (Loss) (9/30/19) Port Terminal Acreage Long Beach Pier A 196 C60 70 Tacoma West Sitcum 123 Oakland OICT 270 B63 80 Seattle T-5 ~53* T-18 196 T-30 70 (1) Includes additional expense related to the early adoption of the new lease accounting standard. * Based on first phase of development with the potential to increase acreage. (1)

11 Investor Presentation │February 2020 0% 1% 2% 3% 4% 5% 6% 7% 8% $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2015 2016 2017 2018 LTM Operating Income Margin Operating Income ($ in millions) Operating Income Operating Income Margin Matson Logistics Note: Acquired Span Alaska in 3Q 2016. (As of 9/30/19) Transportation Brokerage • Domestic and international rail intermodal • Long-haul and regional highway trucking • Less-than-truckload and expedited freight • Over 1.5 million sq. ft. across 4 buildings in attractive port-based locations • Mix of contract and public warehouses Supply Chain Mgmt. and Other • PO management, freight forwarding and NVOCC services • Organically grown from Matson’s CLX service Warehousing and Distribution Overview of Services Operating Income and Margin Freight Forwarding • LCL consolidation and freight forwarding primarily to the Alaska market through Span Alaska

12 Investor Presentation │February 2020 Span Alaska Overview • Receives LCL freight in Auburn, WA for consolidation and shipment to Alaska • Network of terminals enables transport of freight to all major population centers in AK • Matson’s largest northbound freight customer

13 Investor Presentation │February 2020 IMO 2020 and Fuel Strategy • IMO 2020 regulation: all vessels worldwide restricted to 0.5% sulfur content fuel • Current options available to Matson to comply with IMO 2020 regulations: Matson is 100% compliant with IMO 2020 regulations. 0.5% Distillate • Expensive • Prolonged use could lead to higher “wear and tear” 0.5% Residual • Expensive • Some “wear and tear” possible on older vessels Exhaust Gas Cleaning Systems (“Scrubbers”) • Less expensive Heavy Fuel Oil • We have a history with scrubbers in Alaska service; short pay-back period Liquefied Natural Gas (“LNG”) • Less expensive • Infrastructure lacking in the major U.S. West Coast ports Matson’s Strategy: • In August 2018, announced investment in (3) scrubbers on the 2600s at a cost of $9 million per install • In May 2019, announced that will invest in (3) additional scrubbers at a cost of $10 million per install • New vessels running on compliant fuel while determining use of LNG or scrubbers

14 Investor Presentation │February 2020 Potential Impacts of Coronavirus • Will negatively impact transpacific import volume from Asia in the short-term – Elongation of post Lunar New Year period due to factory start-up delays and disruption in supply chain logistics – CLX’s differentiated service tends to do well when there are supply chain disruptions – Could negatively impact SSAT volumes The Coronavirus situation is highly dynamic with a number of possible impacts, positive and negative, on Matson’s operations, but too early to tell the overall impact.

15 Investor Presentation │February 2020 Appendix

Appendix – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Return on Invested Capital ("ROIC"), Return on Equity ("ROE"), Total Debt-to-EBITDA and Net Debt-to-EBITDA.

	LTM as of	For the years ended December 31,						
($ in millions, except ROIC and ROE)	09/30/19	2018	2017	2016	2015	2014	2013	2012
Total debt	$ 883.0	$ 856.4	$ 857.1	$ 738.9	$ 429.9	$ 373.6	$ 286.1	$ 319.1
Less: total cash and cash equivalents	(23.6)	(19.6)	(19.8)	(13.9)	(25.5)	(293.4)	(114.5)	(19.9)
Less: cash on deposit in Capital Construction Fund	-	-	(0.9)	(31.2)	-	(27.5)	-	-
Net debt	859.4	836.8	836.4	693.8	404.4	52.7	171.6	299.2
Net income	$ 87.7 (1)	$ 109.0 (2)	$ 231.0 (3)	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	6.1
Add: income tax expense	26.9	38.7	(105.8)	49.1	74.8	51.9	32.2	33.0
Add: interest expense	21.2	18.7	24.2	24.1	18.5	17.3	14.4	11.7
Add: depreciation and amortization	131.9	130.9	146.6	135.4	105.8	90.1	91.0	95.4
EBITDA	267.7	297.3	296.0	290.0	302.1	230.1	191.3	192.1
Net income (A)	$ 87.7 (1)	$ 109.0 (2)	$ 231.0 (3)	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	6.1
Add: interest expense (tax-effected) (4)	15.7	14.2	14.9	15.1	10.7	10.0	9.0	7.2
Total return (B)	103.4	123.2	245.9	96.5	113.7	80.8	62.7	59.2
Average total debt	$ 895.6	$ 856.8	$ 798.0	$ 584.4	$ 401.8	$ 329.9	$ 302.6	$ 319.1 (5)
Average shareholders' equity (C)	770.2	716.3	586.1	472.8	407.1	351.0	309.1	279.9 (5)
Total invested capital (D)	1,665.8	1,573.1	1,384.1	1,057.2	808.9	680.9	611.7	599.0 (5)
ROIC = (B)/(D)	6.2%	7.8%	17.8%	9.1%	14.1%	11.9%	10.3%	9.9%
ROE = (A)/(C)	11.4%	15.2%	39.4%	17.2%	25.3%	20.2%	17.4%	16.4%

(1) Includes a non-cash tax benefit of $3.1 million related to discrete adjustments as a result of applying the provisions of the Tax Cuts and Jobs Act (the "Tax Act").

(2) Includes a non-cash tax expense of $2.9 million or $0.07 per diluted share related to discrete adjustments as a result of applying the provisions of the Tax Act.

(3) Includes the benefit of a one-time, non-cash adjustment of $154.0 million or $3.56 per diluted share related to the enactment of the Tax Act.

(4) The effective tax rates each year in the period 2012-2018 were 38.8%, 37.5%, 42.3%, 42.1%, 37.6%, (84.5%) and 26.2%, respectively. For the LTM period as of 09/30/19, the effective tax rate was 23.5%. The effective tax rates for 2017, 2018 and LTM, excluding adjustments related to the Tax Act, would have been 38.5%, 24.2% and 26.2%, respectively.

(5) The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the separation from Alexander & Baldwin.

16 | Investor Presentation | February 2020

Matson.